EDGAR  EXHIBIT  14

                                                                           DRAFT

                                                                      Exhibit 14

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the following with respect to the Registration Statement of Calvert Impact Fund, Inc. on Form N-14 under the Securities Act of 1933, relative to the transfer of all the assets and liabilities of The RISA Fund to the Calvert South Africa Fund in exchange for shares of the Calvert South Africa Fund.

1. The incorporation by reference of our report dated November 22, 2000 on our audit of the financial statements and financial highlights of The RISA Fund, which report is included in the Annual Report to Shareholders for the year ended September 30, 2000.

2. The reference to our Firm under the heading "Independent Accountants and Custodians."


PRICEWATERHOUSECOOPERS,  L.L.P.
Philadelphia,  Pennsylvania
[Date]